Exhibit 10.7
H&E EQUIPMENT SERVICES, INC.
AMENDED AND RESTATED
2006 STOCK-BASED INCENTIVE COMPENSATION PLAN
AMENDMENT NO. 1
Pursuant to the authority reserved to it in Section X of the 2006 Stock-Based Incentive Compensation Plan, as amended and restated, effective June 6, 2006 (the “Plan”), the Board of Directors of H&E Equipment Services, Inc. (the “Company”) hereby amends the Plan as follows, effective February 18, 2011:
1.	Section VII.B is amended and restated in its entirety to read as follows:
“B. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Company Stock be issued to the Participant or placed in a restricted stock account (including an electronic account) with a transfer agent and, in either case, the Participant shall be designated as the registered owner. The certificates representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.”
2.	Section XII is amended by adding the following Subsection G to the end thereof:
“G. Notwithstanding any provision herein to the contrary, upon the issuance of Company Stock in connection with the grant, vesting or exercise of any Award, the Committee may direct that a certificate or certificates representing such shares of Company Stock be issued to the Participant or placed in an account (including an electronic account) with a transfer agent and, in either case, designating the Participant as the registered owner. If required under the Plan, such certificates shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the relevant period and, if issued to the Participant, deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during such period.”
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To record the adoption of this Amendment No. 1 to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 18th day of February, 2011.

[CORPORATE SEAL]	H&E Equipment Services, Inc.

Attest: /s/ Leslie S. Magee	By:	/s/ John M. Engquist
Name: Leslie S. Magee		Name:	John M. Engquist
Title: Chief Financial Officer & Secretary		Title:	President, CEO & Director

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